EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of C3, Inc. on Form S-8 of our report dated February 18, 1999, appearing in the Annual Report on Form 10-K of C3, Inc. for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE, LLP

Raleigh, North Carolina
December 21, 1999